UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 8, 2026 (January 7, 2026)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 7, 2026, the Company terminated the purchase agreement (“Agreement”) entered into with Varie Asset Management LLC (“Varie”) on July 9, 2025.  The Agreement was terminated without cause pursuant to section 11(c) of the Agreement.  Pursuant to the terms of the Agreement, the Company had the ability to require Varie to purchase shares of the Company’s common stock from time to time, subject to certain terms and conditions, in the aggregate amount of up to $8,125,000.  In connection with entering into the Agreement, Varie was issued 366,260 shares of the Company’s common stock (“Common Stock”) in exchange for its commitment to purchase shares of Common Stock from the Company from time to time.  Prior to the termination of the Agreement, the Company did not cause Varie to purchase any shares of its Common Stock pursuant to the terms of the Agreement.

The Company determined that the immediate termination of the Agreement is in its best interests as it continues to explore alternative financing plans and the Company will not incur any penalties in connection with its termination of the Agreement.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: January 8, 2026	By: /s/Marcus Laun
Name:Marcus Laun
Title:Interim Chief Executive Officer and President